EXHIBIT 23.1

Stan J.H. Lee, CPA
2160 North Central Rd. Suite 209 Fort Lee NJ 07024
P.O. Box 436402 San Diego CA 92143-6402
619-623-7799 Fax 619-564-3408 E-mail: stan2u@gmail.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Pre-effective  Registration  Statement on Form S-1, Amendment No 4 of our report dated September 5,  2012, relating to the audited financial statements of C3 Event Management, Inc.. as of June 30, 2012  and for the period beginning July 29, 2011 (its inception) to June 30, 2012  .and to the reference to our Firm under the heading "Experts" in the Prospectus.

/s/ Stan J.H. Lee, CPA

STAN J.H. Lee, CPA Fort Lee, New Jersey US February 20, 2013